EXHIBIT 10.25


                                    SJW CORP.

                    RESTRICTED STOCK UNIT ISSUANCE AGREEMENT

RECITALS
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     A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

     B. Participant is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's issuance of an equity incentive award under the Plan designed to retain Participant's continued service.

     C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.

NOW, THEREFORE, it is hereby agreed as follows:

     1. Grant of Restricted Stock Units. The Corporation hereby awards to the Participant, as of the Award Date, Restricted Stock Units under the Plan. Each Restricted Stock Unit which vests during the Participant's period of Service shall entitle the Participant to receive one share of Common Stock on the applicable vesting date. The number of shares of Common Stock subject to the awarded Restricted Stock Units, the applicable vesting schedule for those shares, the date on which those vested shares shall become issuable to Participant and the remaining terms and conditions governing the award (the "Award") shall be as set forth in this Agreement.

                                  AWARD SUMMARY

Award Date:                     January 30, 2006

Number of Shares  Subject
to Award:                       7,000 shares of Common Stock (the "Shares")

Vesting Schedule:               The  Shares  shall  vest in a series of four (4)
                                successive equal annual installments upon the Participant's completion of each year of Service over the four (4)-year period measured from the Award Date. However, the Shares may be subject to accelerated vesting in whole or in part in accordance with the provisions of Paragraphs 4 and 6 of this Agreement.

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Issuance Schedule               The Shares in which the Participant  vests on an
                                annual basis in accordance with the foregoing Vesting Schedule shall be issued, subject to the
                                Corporation's   collection  of  all   applicable
                                Withholding  Taxes,  on  the  applicable  annual
                                vesting   date   or  as   soon   thereafter   as
                                administratively practicable, but in no event later than the close of the calendar year in which such annual vesting date occurs or (if later) the fifteenth day of the third calendar
                                month   following   such   vesting   date.   The
                                applicable Withholding Taxes are to be collected pursuant to the procedure set forth in Paragraph 8 of this Agreement.

     2. Limited Transferability. Prior to actual receipt of the Shares which vest and become issuable hereunder, the Participant may not transfer any interest in the Award or the underlying Shares. Any Shares which vest hereunder but which otherwise remain unissued at the time of the Participant's death may be transferred pursuant to the provisions of the Participant's will or the laws of inheritance or to the Participant's designated beneficiary or beneficiaries of this Award. The Participant may also direct the Corporation to issue the stock certificates for any Shares which in fact vest and become issuable under the Award during his or her lifetime to one or more designated family members or a trust established for the Participant and/or his or her family members. The Participant may make such a beneficiary designation or certificate directive at any time by filing the appropriate form with the Plan Administrator or its designee.

     3. Cessation of Service. Except as otherwise provided in Paragraph 4 below, should the Participant cease Service for any reason prior to vesting in one or more Shares subject to this Award, then the Award will be immediately cancelled with respect to those unvested Shares, and the number of Restricted Stock Units will be reduced accordingly. The Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled units. Accordingly, if the Participant's Service is terminated by the Corporation for Good Cause or if Participant voluntarily terminates his Service other than for Good Reason, then this Award will be immediately cancelled with respect to all Restricted Stock Units which are not otherwise vested at that time, and the Participant shall thereupon cease to have any right or entitlement to receive any Shares under those cancelled Restricted Stock Units.

     4.  Accelerated   Vesting.   The  following  special  vesting  acceleration
provisions shall be in effect for the Award and shall be in addition to the vesting acceleration provisions of Paragraph 6 of this Agreement:

     (a) Upon the termination of Participant's Service by reason of death or Permanent Disability or resignation for Good Reason, or upon the Corporation's termination of his Service other than for Good Cause, all the Shares at the time subject to this Award shall immediately vest.

     (b) The Shares which vest on an accelerated basis pursuant to this Paragraph 4 shall be issued on the date of the Participant's Separation from Service or as soon as administratively practicable thereafter, subject to the Corporation's collection of the applicable Withholding Taxes, but in no event

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later than the close of the calendar year in which such  Separation from Service occurs or (if later) the fifteenth (15th) day of the third calendar month following the date of such Separation from Service.

     5. Stockholder Rights and Dividend Equivalents.

     (a) The holder of this Award shall not have any stockholder rights, including voting or dividend rights, with respect to the Shares subject to the Award until the Participant becomes the record holder of those Shares following their actual issuance upon the Corporation's collection of the applicable Withholding Taxes.

     (b) Notwithstanding the foregoing, should any dividend or other distribution, whether regular or extraordinary and whether payable in cash, securities or other property, be declared and paid on the outstanding Common Stock while one or more Shares remain subject to this Award (i.e., those Shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then a special book account shall be established for the Participant and credited with a phantom dividend equal to the actual dividend or distribution which would have been paid on the Shares at the time subject to this Award had those Shares been issued and outstanding and entitled to that dividend or distribution. The phantom dividend equivalents so credited shall vest at the same time as the Shares to which they relate and shall be distributed to the Participant (in the same form the actual dividend or distribution was paid to the holders of the Common Stock entitled to that dividend or distribution) concurrently with the issuance of those Shares in accordance with the applicable vesting and issuance provisions of this Agreement. However, each such distribution shall be subject to the Corporation's collection of the Withholding Taxes applicable to that distribution.

     6. Change of Control.

     (a) Any Restricted Stock Units subject to this Award at the time of a Change in Control may be assumed by the successor entity or otherwise continued in full force and effect or may be replaced with a cash incentive program of the successor entity which preserves the Fair Market Value of any Restricted Stock Units subject to the Award at the time of the Change in Control and provides for subsequent payout of that value in accordance with the vesting provisions applicable to the Award. In the event of such assumption or continuation of the Award or such replacement of the Award with a cash incentive program, no accelerated vesting of the Restricted Stock Units shall occur at the time of the Change in Control.

     (b) In the event the Award is assumed or otherwise continued in effect, the Restricted Stock Units subject to the Award will be adjusted immediately after the consummation of the Change in Control so as to apply to the number and class of securities into which the Shares subject to those units immediately prior to the Change in Control would have been converted in consummation of that Change in Control had those Shares actually been issued and outstanding at that time. To the extent the actual holders of the outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation

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of the Restricted Stock Units subject to the Award at that time,  substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Change in Control transaction, provided such shares are registered under the federal securities laws and readily tradable on an established securities exchange.

     (c) If the Restricted Stock Units subject to this Award at the time of the Change in Control are not so assumed or otherwise continued in effect or replaced with a cash incentive program in accordance with Paragraph 6(a) above, then those units will vest immediately upon the closing of the Change in Control. The Shares subject to those vested units shall be issued immediately upon vesting (or otherwise converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of that Change in Control), subject to the Corporation's collection of the applicable Withholding Taxes pursuant to the provisions of Paragraph 8.

     (d) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     7. Adjustment in Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

     8. Collection of Withholding Taxes.

     (a) The Corporation shall collect the applicable Withholding Taxes with respect to each distribution of phantom dividend equivalents under Paragraph 5(b) by withholding a portion of that distribution equal to the amount of those taxes, with the cash portion of the distribution to be the first portion so withheld. The Corporation shall collect the applicable Withholding Taxes with respect to each issuance of vested Shares hereunder through an automatic share withholding procedure pursuant to which the Corporation will withhold, at the time of such issuance, a portion of the Shares with a Fair Market Value (measured as of the issuance date) equal to the amount of those taxes; provided, however, that the amount of any Shares so withheld shall not exceed the amount necessary to satisfy the Corporation`s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes that are applicable to supplemental taxable income.

     (b) Except as otherwise provided in Paragraph 6 and Paragraph 8(b), the settlement of all Restricted Stock Units which vest under the Award shall be made solely in shares of Common Stock. In no event, however, shall any fractional shares be issued. Accordingly, the total number of shares of Common Stock to be issued pursuant to the Award shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.

     9. Deferred Issue Date. Notwithstanding any provision to the contrary in this Agreement, no Shares which become issuable by reason of the Participant's Separation from Service shall actually be issued to a Participant prior to the earlier of (i) the expiration of the six (6)-month period measured from the date of his or her Separation from Service or (ii) the date of his or her death, if the Participant is deemed at the time of such Separation from Service to be a "key employee" within the meaning of that term under Code Section 416(i) and such delayed issuance is otherwise required in order to avoid a prohibited distribution under Code Section 409A(a)(2). Upon the expiration of the applicable Code Section 409A(a)(2) deferral period, all Shares deferred pursuant to this Paragraph 9 shall be issued in a lump sum to the Participant.

     10. Compliance with Laws and Regulations. The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such issuance.

     11. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant's signature line on this Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

     12. Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant's assigns, the legal representatives, heirs and legatees of Participant's estate and any beneficiaries of the Award designated by Participant.

     13. Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

     14. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

     15. Employment at Will. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant's Service at any time for any reason, with or without cause.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                    SJW CORP.

                                    By:
                                            ------------------------------------

                                    Title:
                                            ------------------------------------


                                    W. RICHARD ROTH


                                    Signature:
                                            ------------------------------------

                                    Address:
                                            ------------------------------------

                                   APPENDIX A

                                   DEFINITIONS
                                   -----------


     The following definitions shall be in effect under the Agreement:

     A. Agreement shall mean this Restricted Stock Unit Issuance Agreement.

     B. Award shall mean the award of Restricted Stock Units made to the Participant pursuant to the terms of this Agreement.

     C. Award Date shall mean the date the Restricted Stock Units are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.

     D. Board shall mean the Corporation's Board of Directors.

     E. Change in Control shall mean any change in control or ownership of the Corporation which occurs by reason of one or more of the following events:

          (i) the acquisition, directly or indirectly by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under, control with the Corporation or an employee benefit plan maintained by any such entity, of beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of securities of the Corporation which, when added to other acquisitions effected by such person or related group during the twelve (12)-month period ending with the most recent acquisition, represent thirty-five percent (35%) or more of the total combined voting power of the Corporation's then-outstanding securities;

          (ii) a  merger,  recapitalization,  consolidation,  or  other  similar transaction to which the Corporation is a party, unless securities representing more than 50% of the combined voting power of the then-outstanding securities of the surviving entity or a parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately before the transaction;

          (iii) a sale, transfer or disposition of all or substantially all of the Corporation's assets, unless securities representing at least 50% of the combined voting power of the then-outstanding securities of the entity acquiring the Corporation's assets or parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the
     Corporation's outstanding voting securities immediately before the transaction, or

          (iv) a change in the  composition of the Board over a period of twelve
     (12) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members who were described in clause (a) or who were previously so elected or approved and who were still in office at the time the Board approved such election or nomination;

     provided that no Change in Control shall occur if the result of the transaction is to give more ownership or control of the Corporation to any person or related group of persons who hold securities representing thirty-five percent (35%) or more of the combined voting power of the Corporation's outstanding securities as of March 3, 2003.

     F. Code shall mean the Internal Revenue Code of 1986, as amended.

     G. Common Stock shall mean shares of the Corporation's common stock.

     H. Corporation shall mean SJW Corp., a California corporation, and any successor corporation to all or substantially all of the assets or voting stock of SJW Corp. which shall by appropriate action adopt the Plan and/or assume the Award.

     I. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     J. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

          (i) If the Common Stock is at the time listed or admitted to trading on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on that Stock Exchange, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such Stock Exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

          (ii) If the Common Stock is not at the time listed or admitted to trading on any Stock Exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

     K. Good Cause shall be deemed to exist if, and only if (i) Participant engages in acts or omissions that result in substantial harm to the business or property of the Corporation or any Parent or Subsidiary and that constitute dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing, or (ii) Participant is convicted of a criminal violation involving fraud or dishonesty.

     L. Good Reason shall mean, without  Participant's  express written consent,
(i) his removal from any of the following positions: President and Chief Executive Officer of the Corporation, President and Chief Executive Officer of San Jose Water Company and President of SJW Land Company, or any other significant change in the nature or the scope of his authority or overall working environment; (ii) the assignment to Participant of duties materially inconsistent with his duties, responsibilities and status as President and Chief Executive Officer of the Corporation, President and Chief Executive Officer of San Jose Water Company and President of SJW Land Company; (iii) a reduction in Participant's rate of base salary or target annual bonus, other than a reduction in an amount not in excess of fifteen percent (15%) of either his base salary or the sum of his base salary and target annual bonus pursuant to a uniform reduction in the base salary or target bonus payable to all senior executives of the Corporation to which Participant and the Executive Compensation Committee have mutually agreed and which occurs prior to a Change in Control; (iv) a change by the Corporation by fifty-five (55) miles or more of the principal location at which Participant is required to perform Participant's services hereunder or (v) a material breach by the Corporation of any of its obligations under its employment agreement with the Participant dated January 1, 2003 which remains uncured for more than thirty (30) days following Participant's written notice to the Board in which Participant specifically identifies the material breach which has occurred.

     M. 1934 Act shall mean the Securities Exchange Act of 1934, as amended from time to time.

     N. Participant shall mean the person to whom the Award is made pursuant to the Agreement.

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     O. Parent shall mean any  corporation  (other than the  Corporation)  in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     P. Permanent Disability shall mean the Participant's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

     Q. Plan shall mean the Corporation's Long-Term Incentive Plan.

     R. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

     S. Restricted Stock Unit shall mean each unit subject to this Award which shall entitle the Participant to receive one share of Common Stock under the Plan at a designated time following the vesting of that unit.

     T. Separation from Service shall mean the Participant's termination of Service under circumstances which are deemed to constitute a separation from service within the meaning of Code Section 409A and the applicable Treasury Regulations thereunder.

     U. Service shall mean the Participant's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events:
(i) Participant no longer performs services in any of the foregoing capacities for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which Participant performs such services ceases to remain a Parent or Subsidiary of the Corporation, even though Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that except to the extent otherwise required by law or expressly authorized by the Plan Administrator or the Corporation's written leave of absence policy, no Service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.

     V. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

     W. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     X. Withholding Taxes shall mean (i) the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the vesting of the shares of Common Stock under the Award and any phantom dividend equivalents relating to those shares and (ii) the federal, state and local income taxes required to be withheld by the Corporation in connection with the issuance of those vested shares and the distribution of any phantom dividend equivalents relating to such shares.